UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 17, 2013

Date of Report (Date of earliest event reported)

Rally Software Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35868	84-1597294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3333 Walnut Street
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 565-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

Upon the closing of the initial public offering (the “IPO”) of shares of common stock of Rally Software Development Corp. (the “Company”) on April 17, 2013, each outstanding warrant to purchase shares of preferred stock of the Company, including the portion of such warrants held by Silicon Valley Bancshares and Square 1 Bank, automatically, and pursuant to its terms, became a warrant to purchase shares of common stock of the Company.  Pursuant to the terms of the warrants held by Silicon Valley Bancshares and Square 1 Bank, the Company is obligated to issue to each of those parties an amended or new warrant.

Item 3.02              Unregistered Sale of Equity Securities

On April 17, 2013 the Company issued 24,793 shares of its common stock to Entrepreneurs Foundation of Colorado LLC and 22,396 shares of its common stock to The Community Foundation.  The shares were issued in connection with the closing of the IPO upon the automatic “net exercise” of certain warrants to purchase shares of the Company’s common stock held by such parties.  The Company did not receive any cash or other consideration as the warrants were “net exercised” in full.  The issuance of the shares of common stock upon exercise of the warrants was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

The shares of common stock issued upon exercise of the warrants are subject to lock-up agreements that each of Entrepreneurs Foundation of Colorado LLC and The Community Foundation entered into with the underwriters for the IPO restricting their sale for 180 days after April 11, 2013 (the date of the Company’s final prospectus for the IPO).

Item 5.03              Amendments to Certificate of Incorporation or Bylaws

Amendment and Restatement of Certificate of Incorporation

On April 17, 2013, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the IPO.

The Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation to, among other things:

•                  eliminate all references to the various series of preferred stock that were previously authorized, except for 10,000,000 shares of undesignated preferred stock that may be issued, and with terms to be set, by the Company’s board of directors, which rights could be senior to those of the Company’s common stock;

•                  eliminate class rights to elect members of the board of directors and rights to vote as a separate class and/or series on certain matters;

•                  permit the size of the board of directors to be fixed by resolution adopted by a majority of the board of directors;

•                  establish a classified board of directors with staggered three-year terms;

•                  provide that directors may be removed by stockholders only for cause;

•                  provide that all vacancies on the board of directors, including newly created directorships, may, except as determined by the board of directors, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

•                  eliminate the ability of stockholders to take action by written consent or electronic transmission and provide that no action may be taken by the stockholders except at an annual or special meeting of the stockholders called in accordance with the Company’s bylaws.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of April 17, 2013, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be effective upon the closing of the IPO.

The Restated Bylaws amend and restate in their entirety the Company’s bylaws to, among other things:

•                  require advance notice for nominations for election to the Company’s board of directors or for proposing matters that may be acted upon at a stockholders’ meeting;

•                  provide that special meetings of stockholders may be called only by the chairman of the board of directors, the chief executive officer or president, or a majority of the total number of authorized directors; and

•                  require that the number of directors constituting the board of directors is fixed in accordance with the Company’s certificate of incorporation.

The foregoing description is qualified in its entirety by reference to the Restated Bylaws, a copy of which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Rally Software Development Corp.

3.2 (1)	Amended and Restated Bylaws of Rally Software Development Corp.

(1)         Previously filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-187173), filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rally Software Development Corp.

Dated: April 17, 2013
	By:	/s/ Timothy A. Miller
Timothy A. Miller
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Rally Software Development Corp.

3.2 (1)	Amended and Restated Bylaws of Rally Software Development Corp.

(1)         Previously filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-187173), filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.